                                                                    Exhibit 4.40

                                                                  EXECUTION COPY

                   TWENTY-FOURTH AMENDMENT TO CREDIT AGREEMENT

              THIS TWENTY-FOURTH AMENDMENT TO CREDIT AGREEMENT (this
"Amendment"), dated as of November 15, 2001, is by and between KAISER ALUMINUM
& CHEMICAL CORPORATION, a Delaware corporation (the "Company"), KAISER
ALUMINUM CORPORATION, a Delaware corporation (the "Parent Guarantor"), the various financial institutions that are or may from time to time become parties to the Credit Agreement referred to below (collectively, the "Lenders" and, individually, a "Lender"), and Bank of America, N.A. (successor to BankAmerica
Business Credit, Inc., a Delaware corporation), as agent (in such capacity, together with its successors and assigns in such capacity, the "Agent") for the
Lenders. Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Credit Agreement, as amended hereby.

                              W I T N E S S E T H:

              WHEREAS, the Company, the Parent Guarantor, the Lenders and the
Agent are parties to the Credit Agreement, dated as of February 15, 1994, as amended by the First Amendment to Credit Agreement, dated as of July 21, 1994, the Second Amendment to Credit Agreement, dated as of March 10, 1995, the Third
Amendment to Credit Agreement and Acknowledgement, dated as of July 20, 1995, the Fourth Amendment to Credit Agreement, dated as of October 17, 1995, the
Fifth Amendment to Credit Agreement, dated as of December 11, 1995, the Sixth
Amendment to Credit Agreement, dated as of October 1, 1996, the Seventh
Amendment to Credit Agreement, dated as of December 17, 1996, the Eighth
Amendment to Credit Agreement, dated as of February 24, 1997, the Ninth
Amendment to Credit Agreement and Acknowledgment, dated as of April 21, 1997, the Tenth Amendment to Credit Agreement and Assignment, dated as of June 25,
1997, the Eleventh Amendment to Credit Agreement and Limited Waivers, dated as of October 20, 1997, the Twelfth Amendment to Credit Agreement, dated as of
January 13, 1998, the Thirteenth Amendment to Credit Agreement, dated as of July
20, 1998, the Fourteenth Amendment to Credit Agreement, dated as of December 11,
1998, the Fifteenth Amendment to Credit Agreement, dated as of February 23,
1999, the Sixteenth Amendment to Credit Agreement, dated as of March 26, 1999, the Seventeenth Amendment to Credit Agreement, dated as of September 24, 1999, the Eighteenth Amendment to Credit Agreement, dated as of February 11, 2000, the
Nineteenth Amendment to Credit Agreement and Limited Waiver, dated as of
December 27, 2000, the Twentieth Amendment to Credit Agreement, dated as of
January 26, 2001, the Twenty-First Amendment to Credit Agreement and Consent,
dated as of July 18, 2001, the Twenty-Second Amendment to Credit Agreement,
dated as of October 16, 2001, and the Twenty-Third Amendment to Credit
Agreement, dated as of October 24, 2001 (the "Credit Agreement"); and

              WHEREAS, the undersigned Lenders have acquired 100% of the
Revolving Commitments; and

              WHEREAS, the parties hereto have agreed to amend the Credit
Agreement as herein provided; and

              WHEREAS, Lenders have agreed to extend the Revolving Commitment
Termination Date to August 1, 2002;

              NOW, THEREFORE, the parties hereto agree as follows:

              Section 1. Amendments to Credit Agreement

              1.1 Amendment to Article I: Definitions and Accounting Terms

                  A. Section 1.1 of the Credit Agreement is hereby amended by deleting the reference to "December 15, 2001" each time it appears in the definitions of "Revolving Commitment Termination Date" and "Stated Maturity
Date" contained therein and substituting a reference to "August 1, 2002"
therefor.

                  B. Section 1.1 of the Credit Agreement is hereby further
amended by deleting the definition of the term "Minimum Net Worth."

              1.2 Amendment to Article II: Commitments and Borrowing Procedures

                  A. Section 2.1.1(b) of the Credit Agreement is hereby amended by deleting the reference to "$300,000,000" contained therein and substituting a reference to "$214,000,000" therefor.

              1.3 Amendment to Article V: Letters of Credit

                  A. Section 5.1 of the Credit Agreement is hereby amended by deleting the reference to "December 15, 2001" contained in clause (b)(iii)
thereof and substituting a reference to "August 1, 2002" therefor.

              1.4 Amendments to Article IX: Covenants

                  A. Section 9.1.13 of the Credit Agreement is hereby amended by deleting the reference to "December 15, 2001" contained therein and substituting a reference to "August 1, 2002" therefor.

                  B. Section 9.2.4(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "Net Worth. The Company shall not permit Net Worth as of the end of any Fiscal Quarter to be less than the sum of: (i) $515,000,000, plus (ii)
      50% of all Net Income (but not loss) for each Fiscal Quarter ending after
      November 15, 2001; provided that for purposes of this Section 9.2.4(a), the calculation of Net Worth shall exclude (i) the effect of any non-cash charges, up to an aggregate amount of $19,000,000, in respect of the
      Micromill project, including (without limitation) any write-down of
      Micromill project assets located at the Center for Technology in
      Pleasanton, California, and at the Micromill facility near Reno, Nevada,
      (ii) the net cumulative effect of any mark-to-market gains or losses incurred after December 31, 1998, up to an aggregate net amount of
      $50,000,000 of losses, on aluminum hedging agreements of the Company and its Subsidiaries that do not qualify for hedging treatment under GAAP,
      (iii) the net cumulative effect of any gains or losses, up to an aggregate net amount of $50,000,000 of losses, in respect of adjustments to the net cost basis of the assets of the Gramercy, Louisiana facility as a result of the explosion at such facility, and (iv) the effect of any non-cash charges, up to an aggregate amount of $40,000,000, in respect of the write-down of the carrying value of the Tacoma and Mead facilities, all of the above adjustments to be reflected on the relevant Compliance
      Certificate.

                  C. Section 9.2.4(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "The Company shall not permit the Interest Coverage Ratio (i) for the four Fiscal Quarter period ending September 30, 2001 to be less than
      1.0 to 1.0, (ii) for the Fiscal Quarter period ending December 31, 2001, no test shall apply, (iii) for the one Fiscal Quarter period ending March
      31, 2002 to be less than 1.5 to 1.0, and (iv) for the two Fiscal Quarter period ending June 30, 2002 to be less than 1.5 to 1.0; provided that for purposes of calculating the Interest Coverage Ratio under this Section
      9.2.4(b), (i) EBITDA shall exclude (A) the effect of any non-cash charges, up to an aggregate amount of $19,000,000, in respect of the Micromill project, including (without limitation) any write-down of Micromill project assets located at the Center for Technology in Pleasanton,
      California, and at the Micromill facility near Reno, Nevada, (B) the net cumulative effect of any mark-to-market gains or losses, for the relevant period, up to an aggregate net amount of $50,000,000 of losses, on aluminum hedging agreements of the Company and its Subsidiaries that do not qualify for hedging treatment under GAAP, and (C) the net cumulative effect of any gains or losses, up to an aggregate net amount of
      $50,000,000 of losses, in respect of adjustments to the net cost basis of the assets of the Gramercy, Louisiana facility as a result of the explosion at such facility, all of the above adjustments to be reflected on the relevant Compliance Certificate; and (ii) Adjusted Capital
      Expenditures shall not be subtracted from EBITDA."

               1.5      Amendment to Percentages.

               Bank of America, N.A., Congress Financial Corporation
(Western) and The CIT Group/Business Credit, Inc. (collectively the "Continuing
Lenders") have acquired the Commitments formerly held by LaSalle Bank National
Association, Transamerica Business, Capital Corporation and Heller Financial,
Inc. (collectively the "Former Lenders"). The Former Lenders shall no longer continue to be parties to the Credit Agreement and the Percentages of the
Continuing Lenders shall be, and the Percentages set forth opposite the Lenders'
names on the signature pages of the Credit Agreement are hereby amended to read, as follows:

              "Bank of America, N.A.                               50.9345794%
              Congress Financial Corporation (Western)             35.0467290%
              The CIT Group/Business Credit, Inc.                  14.0186916%"

              Section 2. Conditions to Effectiveness

              This Amendment shall become effective as of the date hereof only when the following conditions shall have been satisfied and notice thereof shall have been given by the Agent to the Parent Guarantor, the Company and each
Lender (the date of satisfaction of such conditions and the giving of such notice being referred to herein as the "Twenty-Fourth Amendment Effective
Date"):

                  A. The Agent shall have received for each Lender counterparts hereof duly executed on behalf of the Parent Guarantor, the Company, the Agent and each of the Continuing Lenders.

                  B. The Agent shall have received:

                  (1) Resolutions of the Board of Directors or of the Executive
            Committee of the Board of Directors of the Company and the Parent
            Guarantor approving and authorizing the execution, delivery and performance of this Amendment, certified by their respective corporate secretaries or assistant secretaries as being in full force and effect without modification or amendment as of the date of execution hereof by the Company or the Parent Guarantor, as the case may be;

                  (2) A signature and incumbency certificate of the officers of the Company and the Parent Guarantor executing this Amendment;

                  (3) For each Lender, an opinion, addressed to the Agent and each Lender, from Kramer Levin Naftalis & Frankel LLP, in form and substance satisfactory to the Agent;

                  (4) Such other information, approvals, opinions, documents or instruments as the Agent may reasonably request; and

                  (5) For the benefit of the Lenders, a fee in the amount of
            $356,667 to be divided among the Lenders as follows:

                      Bank of America, N.A.                       $181,667
                      Congress Financial Corporation (Western)    $125,000
                      The CIT Group/Business Credit, Inc.         $ 50,000

              Section 3. Company's Representations and Warranties.

              In order to induce the Lenders and the Agent to enter into this
Amendment and to amend the Credit Agreement in the manner provided herein, the
Parent Guarantor and the Company represent and warrant to each Lender and the
Agent that, as of the Twenty-Fourth Amendment Effective Date, after giving effect to the effectiveness of this Amendment, the following statements are true and correct in all material respects:

                  A. Authorization of Agreements. The execution and delivery of this Amendment by the Company and the Parent Guarantor and the performance of the Credit Agreement as amended by this Amendment (the "Amended Agreement") by the Company and the Parent Guarantor are within such Obligor's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company and the Parent Guarantor, as the case may be.

                  B. No Conflict. The execution and delivery by the Company and the Parent Guarantor of this Amendment and the performance by the Company and the Parent Guarantor of the Amended Agreement do not:

                  (1) contravene such Obligor's Organic Documents;

                  (2) contravene the Senior Indenture, the New Senior Indenture, the Additional New Senior Indenture, or the Subordinated Indenture
            or contravene any other contractual restriction where such a contravention has a reasonable possibility of having a Materially
            Adverse Effect or contravene any law or governmental regulation or court decree or order binding on or affecting such Obligor or any of its Subsidiaries; or

                  (3) result in, or require the creation or imposition of, any
            Lien on any of such Obligor's properties or any of the properties of any Subsidiary of such Obligor, other than pursuant to the Loan
            Documents.

                  C. Binding Obligation. This Amendment has been duly executed and delivered by the Company and the Parent Guarantor and this Amendment and the
Amended Agreement constitute the legal, valid and binding obligations of the
Company and the Parent Guarantor, enforceable against the Company and the Parent
Guarantor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

                  D. Governmental Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for the due execution, delivery or performance of this Amendment by the Company or the
Parent Guarantor.

                  E. Incorporation of Representations and Warranties from Credit
Agreement. Each of the statements set forth in Section 7.2.1 of the Credit
Agreement is true and correct.

              Section 4. Acknowledgement and Consent.

              The Company is a party to the Company Collateral Documents, in each case as amended through the date hereof, pursuant to which the Company has created Liens in favor of the Agent on certain Collateral to secure the
Obligations. The Parent Guarantor is a party to the Parent Collateral Documents, in each case as amended through the date hereof, pursuant to which the Parent
Guarantor has created Liens in favor of the Agent on certain Collateral and pledged certain Collateral to the Agent to secure the Obligations of the Parent
Guarantor. Certain Subsidiaries of the Company are parties to the Subsidiary
Guaranty and/or one or more of the Subsidiary Collateral Documents, in each case as amended through the date hereof, pursuant to which such Subsidiaries have (i)
guarantied the Obligations and/or (ii) created Liens in favor of the Agent on certain Collateral. The Company, the Parent Guarantor and such Subsidiaries are collectively referred to herein as the "Credit Support Parties", and the Company
Collateral Documents, the Parent Collateral Documents, the Subsidiary Guaranty
and the Subsidiary Collateral Documents are collectively referred to herein as the "Credit Support Documents".

              Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement as amended by this Amendment and consents to the amendment of the Credit Agreement effected as of the date hereof pursuant to this Amendment.

              Each Credit Support Party acknowledges and agrees that any of the
Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, the payment and performance of all obligations guaranteed or secured thereby, as the case may be.

              Each Credit Support Party (other than the Company and the Parent
Guarantor) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this
Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other
Loan Document shall be deemed to require the consent of such Credit Support
Party to any future amendments to the Credit Agreement.

              Section 5. Miscellaneous.

                  A. Reference to and Effect on the Credit Agreement and the
Other Loan Documents.

                  (1) On and after the Twenty-Fourth Amendment Effective Date, each reference in the Credit Agreement to "this Agreement",
            "hereunder," "hereof," "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  (2) Except as specifically amended by this Amendment, the
            Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  B. Applicable Law. THIS AMENDMENT SHALL BE DEEMED TO BE A
CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK,
WITHOUT GIVING EFFECT TO SUCH LAWS RELATING TO CONFLICTS OF LAWS.

                  C. Headings. The various headings of this Amendment are
inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

                  D. Counterparts. This Amendment may be executed by the parties hereto in several counterparts and by the different parties on separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  E. Severability. Any provision of this Amendment which is
prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provisions in any other jurisdiction.

                  IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

KAISER ALUMINUM CORPORATION               KAISER ALUMINUM & CHEMICAL
                                          CORPORATION

By:  /S/ David A. Cheadle                 By:  /S/ David A. Cheadle
Name Printed:  David A. Cheadle           Name Printed:  David A. Cheadle
Its:  Assistant Treasurer                 Its:  Assistant Treasurer

BANK OF AMERICA, N.A. (successor to       BANK OF AMERICA, N.A. (successor to
BankAmerica Business Credit, Inc.),       BankAmerica Business Credit, Inc.)
as Agent

By:  /S/ Michael J. Jasaitis              By:  /S/ Michael J. Jasaitis
Name: Michael J. Jasaitis                 Name: Michael J. Jasaitis
Its: Vice President                       Its: Vice President

THE CIT GROUP/BUSINESS
CREDIT, INC.

By:  /S/ Grant Weiss
Name Printed: Grant Weiss
Its:  Vice President

CONGRESS FINANCIAL CORPORATION
(WESTERN)

By:  /S/ Gary D. Cassianni
Name Printed:  Gary D. Cassianni
Its:  Vice President

ACKNOWLEDGED AND AGREED TO:

AKRON HOLDING CORPORATION                 KAISER ALUMINUM & CHEMICAL
                                          INVESTMENT, INC.

By:  /S/ David A. Cheadle                 By:  /S/ David A. Cheadle
Name Printed:  David A. Cheadle           Name Printed:  David A. Cheadle
Its:  Assistant Treasurer                 Its:  Assistant Treasurer

KAISER ALUMINUM PROPERTIES,               KAISER ALUMINUM TECHNICAL
INC.                                      SERVICES, INC.

By:  /S/ David A. Cheadle                 By:  /S/ David A. Cheadle
Name Printed:  David A. Cheadle           Name Printed:  David A. Cheadle
Its:  Assistant Treasurer                 Its:  Assistant Treasurer

OXNARD FORGE DIE COMPANY, INC.            KAISER ALUMINIUM
                                          INTERNATIONAL, INC.

By:  /S/ David A. Cheadle                 By:  /S/ David A. Cheadle
Name Printed:  David A. Cheadle           Name Printed:  David A. Cheadle
Its:  Assistant Treasurer                 Its:  Assistant Treasurer

KAISER ALUMINA AUSTRALIA                  KAISER FINANCE CORPORATION
CORPORATION

By:  /S/ David A. Cheadle                 By:  /S/ David A. Cheadle
Name Printed:  David A. Cheadle           Name Printed:  David A. Cheadle
Its:  Assistant Treasurer                 Its:  Assistant Treasurer

ALPART JAMAICA INC.                       KAISER JAMAICA CORPORATION

By:  /S/ David A. Cheadle                 By:  /S/ David A. Cheadle
Name Printed:  David A. Cheadle           Name Printed:  David A. Cheadle
Its:  Assistant Treasurer                 Its:  Assistant Treasurer

KAISER BAUXITE COMPANY                    KAISER EXPORT COMPANY

By:  /S/ David A. Cheadle                 By:  /S/ David A. Cheadle
Name Printed:  David A. Cheadle           Name Printed:  David A. Cheadle
Its:  Assistant Treasurer                 Its:  Assistant Treasurer

KAISER MICROMILL HOLDINGS, LLC            KAISER SIERRA MICROMILLS, LLC

By:  /S/ David A. Cheadle                 By:  /S/ David A. Cheadle
Name Printed:  David A. Cheadle           Name Printed:  David A. Cheadle
Its:  Assistant Treasurer                 Its:  Assistant Treasurer

KAISER TEXAS SIERRA MICROMILLS,           KAISER TEXAS MICROMILL
LLC                                       HOLDINGS, LLC

By:  /S/ David A. Cheadle                 By:  /S/ David A. Cheadle
Name Printed:  David A. Cheadle           Name Printed:  David A. Cheadle
Its:  Assistant Treasurer                 Its:  Assistant Treasurer

KAISER BELLWOOD CORPORATION

By:  /S/ David A. Cheadle
Name Printed:  David A. Cheadle
Its:  Assistant Treasurer